UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2007

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

(650) 556-9440
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(a)           Cash Bonus Payments

On January 17, 2007, the Compensation Committee of SupportSoft, Inc. (the “Company”) approved the 2006 annual cash award for Joshua Pickus, the Company’s Chief Executive Officer.  Based upon the level of achievement of specified objectives, the Compensation Committee approved an award of $288,000.

The Compensation Committee also approved the fourth quarter of 2006 cash award for Ken Owyang, the Company’s Chief Financial Officer.  Based upon the level of achievement of specified objectives, the Compensation Committee approved an award of $28,125.

On January 17, 2007, the Company also approved the fourth quarter of 2006 cash awards for Cadir Lee and Chris Grejtak based upon their level of achievement of specified goals.  Both Mr. Lee and Mr. Grejtak were identified as named executive officers as of December 31, 2005 and therefore reported herein.  Mr. Lee, the Company’s Senior Vice President of Products and Technology and Chief Technology Officer, earned $7,500 and Mr. Chris Grejtak, the Company’s Senior Vice President of Customer Engagement and Value, earned $16,050.

(b)           Establishment Cash Bonus Criteria

On January 17, 2007, the Compensation Committee approved the amount and criteria for the 2007 on-target performance cash bonus for Mr. Owyang.  Mr. Owyang’s annual cash bonus potential for 2007 is $125,000.  Mr. Owyang’s actual bonus may exceed his on-target bonus depending on the extent to which his actual performance exceeds the established goals.  The bonus is payable quarterly based upon achievement of specific quarterly goals reviewed and approved by the Compensation Committee related to the following annual objectives:   (i) continuous improvement in the Company’s financial reporting, focused on internal visibility of the business; (ii) continuous improvement in the Company’s business processes in its finance, human resources, information technology and legal departments as well as maintenance of the Company’s Sarbanes-Oxley compliance efforts; (iii) maintenance of cost controls in-line with company objectives; and (iv) management of a proactive and effective investor relations program.

On January 18, 2007, the Company also approved the 2007 annual on-target performance cash bonus for Mr. Lee and Mr. Grejtak, both of whom were previously identified as named executive officers as of December 31, 2005 and therefore reported herein.

Mr. Lee’s annual on-target cash bonus potential for 2007 is $100,000.  Mr. Lee’s actual bonus may exceed his on-target bonus depending on the extent to which his actual performance exceeds the established goals.  The bonus is payable quarterly based upon achievement of specific quarterly goals related to the following annual objectives:  (i) advancement of products and technology related to the Company’s direct-to-consumer offerings as well as the consumer products offered through strategic partners; (ii) delivery on various milestones related to a future major release of the specified Company products; and (iii) increasing usage and customer satisfaction of the products’ reporting feature.

Mr. Grejtak’s annual on-target cash bonus potential for 2007 is $60,000.  Mr. Grejtak’s actual bonus may exceed his on-target bonus depending on the extent to which his actual performance exceeds the established goals.  The bonus is payable quarterly based upon achievement of specific quarterly goals related to the following annual objectives:  (i) continued support and maintenance renewals by current customers; (ii) improvement of customer satisfaction with the Company’s products and solutions; and (iii) increase in the number of referencable customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration (Principal Financial Officer and Chief Accounting Officer)